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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this registration statement of Nordstrom, Inc. on Form S-3 of our reports dated March 21, 2001, on the consolidated financial statements and on the consolidated financial statement schedule appearing in and incorporated by reference in the Annual Report on Form 10-K of Nordstrom, Inc. for the year ended January 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of the registration statement.



/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
April 26, 2001





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